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                                                                    EXHIBIT 10.2


                       INTERNATIONAL DISTRIBUTOR AGREEMENT


          This International Distributor Agreement (the "Agreement") is entered into in Scottsdale, Arizona, as of August 4,1997, between ORTHOPAEDIC BIOSYSTEMS, LTD., INC., a corporation organized under the laws of Arizona, United States of America, with principal offices at 15990 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, United States of America ("OBL"), and Mizuho Medical Co., Ltd., a company organized under the laws of Japan with principal offices at MRK Building, 5F, 27-17,2-Chome, Hongo, Bunkyo-ku Tokyo 113, Japan ("Distributor").

         In consideration of the mutual promises contained herein, the parties agree as follows:

         1.       DEFINITIONS

                  (a) "Products" shall mean those products listed in Exhibit A attached hereto. Products may be changed, abandoned or added by OBL, at OBL's sole discretion, provided that OBL gives ninety (90) days' prior written notice to Distributor. OBL shall be under no obligation to continue the production of any Product, except as provided herein.

                  (b) "Territory" shall mean that geographic area identified in Exhibit B attached hereto.

         2.       APPOINTMENT AND AUTHORITY OF DISTRIBUTOR

                  (a) Appointment. Subject to the terms and conditions set forth herein, OBL hereby appoints Distributor as OBL's exclusive distributor for the Products in the Territory, and Distributor hereby accepts such appointment. For so long as Distributor is performing in compliance with this Agreement, OBL shall not appoint any other distributor with responsibility for sale of the Products in the Territory, provided, however, that OBL shall incur no liability for any sales or use of Products within the Territory by others. Notwithstanding the foregoing, OBL may sell direct within the Territory to any customer that has been designated by OBL as a "house account" pursuant to prior notice given to the Distributor. OBL shall not claim house account status for any account first solicited and developed by Distributor.

                  (b) Territorial Responsibility. Distributor shall not promote the Products outside the Territory or establish a facility for purposes relating to the Products outside the Territory. Distributor shall forward to OBL all unsolicited inquiries relating to the Products from customers or potential customers outside the Territory.

                  (c) Referrals. In the event that OBL receives requests for information relating to, or purchase orders for, the Products from customers or potential customers within the Territory, OBL shall forward such requests or orders to Distributor.
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                  (d) Subdistributors. Distributor shall not appoint
subdistributors of Products without OBL's specific consent.

                  (e) Conflict of Interest. Distributor warrants to OBL that Distributor does not currently represent or promote any other soft tissue suture anchors. During the term of this Agreement, Distributor shall not, without OBL's prior written consent, represent, promote or otherwise try to sell within the Territory any other soft tissue suture anchors that, in OBL's judgment, compete with the Products covered by this Agreement.

                  (f) Independent Contractors. The relationship of OBL and Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other or allow one party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. All sales and other agreements between Distributor and Distributor's customers are Distributor's exclusive responsibility and shall have no effect on Distributor's obligations under this Agreement.

         3.       TERMS OF PURCHASE Of PRODUCTS BY DISTRIBUTOR

                  (a) Terms and Conditions. All purchases of Products by Distributor from OBL during the term of this Agreement shall be subject to the terms and conditions of this Agreement.

                  (b) Prices. All prices of Products are F.O.B. OBL's Scottsdale, Arizona facility or as provided by written notice to Distributor (the "Distribution Site"). The purchase price to Distributor for each of the Products ("Purchase Price") shall be as set forth in Exhibit A attached hereto. The difference between Distributor's Purchase Price and Distributor's selling price to Distributor's customers shall be Distributor's sole remuneration for sale of the Products. OBL has the right at any time to revise the prices in Exhibit A with thirty (30) days' advance written notice to Distributor. Such revisions shall apply to all orders received after the effective date of revision. Price changes shall not affect unfulfilled purchase orders accepted by OBL prior to the effective date of the price change.

                  (c) Taxes. Distributor's Purchase Price does not include any foreign, federal, state or local taxes that may be applicable to the Products. In the event that such taxes are applicable and OBL has the legal obligation to collect such taxes, OBL shall be entitled to add to Distributor's invoice the amount of such taxes and Distributor shall pay such amount unless Distributor provides OBL with a valid tax exemption certificate authorized by the appropriate taxing authority.



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                  (d) Order and Acceptance. All orders for Products submitted by
Distributor shall be initiated by written purchase orders sent to OBL by mail, telecopy, or private courier and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally if a confirmational written purchase order is received by OBL within five (5) days after said oral or telecopy order. To facilitate OBL's production scheduling, Distributor is requested to submit purchase orders to OBL at least thirty (30) days prior to the first day of the requested month of delivery. No order shall be binding upon OBL until accepted by OBL in writing and notice of acceptance sent to Distributor by mail, telecopy or private courier, and OBL shall have no liability to Distributor with respect to purchase orders that are not accepted. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. OBL shall use OBL's reasonable best efforts to deliver Products at the times specified either in OBL's quotation or in OBL's written acceptance of Distributor's purchase orders.

                  (e) Terms of Purchase Orders. Distributor's purchase orders submitted to OBL from time to time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement and OBL's published Standard Terms and Conditions of Sale, if any, as in effect at the time of such purchase, provided that, in the event of any conflict between the terms of this Agreement and the Standard Terms and Conditions of Sale of OBL then in effect, this Agreement shall be controlling. Nothing contained in any purchase order of Distributor shall in any way modify such terms of purchase of OBL or add any additional terms or conditions.

                  (f) Payment. Full payment of Distributor's Purchase Price for the Products (including any freight, taxes or other applicable costs initially paid by OBL but to be borne by Distributor) shall be in United States of America dollars. All exchange, interest, banking, collection, and other charges shall be at Distributor's expense. Payment terms shall be net 30 days from date of shipment, with the exception of Exhibit C. Payment shall be made by wire transfer, irrevocable letter of credit drawn on a U.S. bank, or other instrument approved by OBL.

                  (g) Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in OBL's standard shipping cartons, marked for shipment to Distributor's address set forth above or on Distributor's purchase order, and delivered to Distributor or Distributor's carrier agent F.O.B. OBL's Distribution Site, at which time title to such Products and risk of loss shall pass to Distributor. All shipments of Products shall include a Certification by OBL that the Products meet specifications. OBL shall deliver Products to the carrier selected by Distributor. In the event that Distributor does not provide written notice of such carrier, OBL shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to the carrier at OBL's Distribution Site.


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                  (h) Deposit. Distributor agrees to pay OBL_____________ US as a deposit for inventory to be purchased under Exhibit C upon execution of this contract.

         4.       TRAINING, INSTALLATION, AND SERVICE

                  (a) Services by Distributor. Distributor shall have the responsibility to deliver the Products and train the customers with respect to the Products sold. The services shall (i) be performed only by specially and properly trained personnel of Distributor, (ii) be of the highest quality, and
(iii) be performed promptly.

                  (b) Training by OBL. OBL shall provide sales and technical training, and technical support, to Distributor's personnel at periodic intervals, with the frequency and content of the training to be determined by agreement between Distributor and OBL. The costs of training, including travel, food and lodging during the training period, shall be divided equally between OBL and Distributor. In addition to sales and technical training, OBL shall cooperate with Distributor in establishing efficient promotional procedures and policies. OBL shall promptly respond to Distributor's reasonable technical questions relating to Product.

                  (c) Sales Meetings. Distributor agrees to send representatives to at least one OBL sales meeting per year at a location to be determined by OBL.

         5.       WARRANTY FOR PRODUCTS

                  (a) Standard Limited Warranty. Distributor shall pass on to its customers OBL's standard limited warranty for Products, including limitations set forth in Subsection 5(c) below. This warranty is contingent upon proper use of a Product in the application for which such Product was intended and does not cover Products that were modified without OBL's approval, that have expired or that were subjected to unusual physical, chemical or electrical stress.

                  (b) Rejection of Products.

                           (i) Distributor shall inspect all products promptly
upon receipt thereof and may reject any product that fails in any material way to meet the specifications set forth in OBL's current brochure or related literature for that product. Any product not properly rejected within thirty
(30) days of receipt of that product by Distributor (the "Rejection Period") shall be deemed accepted. To reject a product, Distributor shall, within the Rejection Period, notify OBL in writing of its rejection. Within seven (7) days after rejection, Distributor shall return to OBL the rejected product, freight prepaid, in its original shipping carton with clear written identification on the carton that a rejected Product is contained therein. As promptly as possible but no later than thirty (30) working days after receipt of properly rejected products, OBL shall, at its option and expense, replace the products. OBL shall pay the shipping charges back to




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at its option and expense, replace the products. OBL shall pay the shipping charges back to Distribution for properly rejected products; otherwise, Distributor shall be responsible for the shipping charges.


                           (ii) After the Rejection Period, Distributor may not
return a product to OBL for any reason without OBL's prior written consent.
Such consent may be withheld by OBL for any reason that OBL deems appropriate in its sole discretion. For any product for which OBL gives such consent, OBL shall charge twenty-five percent (25%) of Distributor's purchase price for that product and shall credit the balance of the purchase price to Distributor's account within thirty (30) days upon receipt of returned product. Distributor shall be responsible for all shipping charges.

                           (iii) Products which are found not to conform to
OBL's specifications at an end-user's site shall be replaced by the Distributor. OBL shall replace Distributor's inventory within thirty (30) days after receipt of the defective product and a completed customer complaint form. The final decision concerning product non-conformance rests solely with OBL.

                  (c) Limitation of Liability and Warranty. OBL'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED AS
FOLLOWS: IN NO EVENT SHALL OBL BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL OBL BE LIABLE TO DISTRIBUTOR OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY OR BREACH OF WARRANTY, WHETHER OR NOT OBL HAS BEEN ADVISED ON THE POSSIBILITY OF SUCH DAMAGE. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN SUBSECTION 5(a) ABOVE, OBL GRANTS NO IMPLIED WARRANTIES FOR THE PRODUCTS, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE, OR OTHERWISE.

         6.       ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

                  (a) Health and Safely Laws and Regulations. Distributor shall comply fully, at its expense, with any and all applicable health and safety laws and regulations of the territory.

                  (b) Preclinical and Clinical Trials. Distributor shall assist and support OBL in organizing and conducting any preclinical and clinical trials required to obtain registrations, licenses and permits required to comply with the laws and regulations of the Territory for sale and distribution of the Products; provided, however, that no activities in connection with organizing and conducting such trials shall be initiated by Distributor without OBL's prior Written approval.

                  (c) Registrations Licenses and Permit. Distributor agrees to use its best efforts to investigate, obtain any required government approval for, promote and distribute the


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Products, at its own expense, in the Territory as soon as feasible after the date of this Agreement, using generally the same channels and methods, exercising the same diligence and adhering to the same standards which it employs with respect to other clinical and diagnostic products sold by Distributor, as well as Distributor's own products. Unless prohibited by local law, all such registrations and approvals obtained by Distributor shall be in the name of OBL. In particular, Distributor shall, at its own expense:

                           (i) Exercise due diligence to promptly obtain and
maintain required government approvals to import, register and market the Products in each jurisdiction in the Territory and to diligently proceed to secure and maintain, as may be required from time to time, government importing, registration and marketing approvals, customs clearances and currency authorizations and any permits necessary in each jurisdiction in the Territory. Distributor shall keep OBL generally informed of the regulatory requirements in each jurisdiction in the Territory and shall submit to the government health authorities in each jurisdiction in the Territory where sale of the Products is planned, as required by governmental authorities, a complete application for registration and marketing approval of the Products. Distributor shall file for required regulatory approval for the sale of Products in the Territory as soon as practicable. If OBL so requests, Distributor shall notify OBL each time it submits an application for government registration and marketing approval for the Products and shall, at OBL's request, supply OBL with copies of or access to Distributor's filings and clinical data and shall keep OBL fully informed of the progress of each such application. OBL and Distributor agree to disclose promptly to the other all reports and any information which they have available or which become available to them relating to performance of, or any significant deleterious physiological effects caused by or related to, the Products.

                           (ii) Within a reasonable time after the date of this
Agreement, submit to OBL a marketing plan for the Products in each jurisdiction in the Territory. Such plan shall be updated and delivered to OBL annually and shall include information on competitive products; proposed labeling; estimated sales volume; anticipated quantities of the Products to be purchased from OBL; distribution and promotional plans; schedule for submission of applications for government registration and marketing approval; and marketing program. All Product labels, package inserts and claims, which are prepared for or by Distributor, shall meet all legal requirements of the jurisdiction in which the Products are marketed and shall be subject to OBL's prior review and approval.

                           (iii) Commence marketing of the Products throughout
the Territory immediately after receipt of government health registration approvals, if applicable. Distributor shall be deemed to have commenced the marketing of the Products only when it shall have offered the Products regularly for sale.

                           (iv) Use its best efforts to distribute and sell the
Products for use only by qualified individuals, as appropriate in the Territory, in compliance with local laws and



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regulations and good commercial practice and for uses and applications reasonably approved by OBL for the Products.

In the event that all necessary registrations, licenses and permits required to sell and distribute the products in the Territory for clinical use (if applicable) are not obtained within nine (9) months after the effective date of this Agreement, OBL may, in its sole discretion, terminate this Agreement upon Written notice to Distributor.

                  (d) Purchase Commitment. Distributor hereby agrees to purchase from OBL during the first two consecutive twelve month periods following the effective date of this Agreement (the "Annual Purchase Commitment") the number of Products set forth on Exhibit C. Throughout the term of this Agreement, if Distributor fails to purchase Distributor's Annual Purchase Commitment in any given period, then, without prejudice to OBL's other rights under this Agreement, OBL may appoint one or more additional distributors for sale of the Products in the Territory or terminate this Agreement immediately upon notice to Distributor. Products returned to OBL under the provisions of Subsection 5(b) above shall not count towards the fulfillment of Distributor's relevant Annual Purchase Commitment. If Distributor fails to purchase at least ninety (90) percent of its Annual Purchase Commitment in any given period, OBL may terminate this Agreement on 45 days prior written notice.

                  (e) Promotion of the Products. Distributor shall use its best efforts to promote demand for and sale of the Products by utilizing advertising and publicity at Distributor's own expense, and shall maintain adequate sales personnel for such purpose. All promotional materials prepared by Distributor relating to the Products must be consistent with applicable law and promotional materials used by OBL in connection with the Products. Distributor agrees not to promote, or solicit orders for, the Products outside the Territory.

                  (f) Representations. Distributor shall not make any false or misleading representations to customers or others regarding OBL or the Products. Distributor and its employees and agents shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with OBL's documentation accompanying the Products or OBL's literature describing the Products, including OBL's standard limited warranty and disclaimers.

                  (g) Inventory. Distributor shall, at Distributor's own expense, maintain a sufficient inventory of the Products at all times during the term of this Agreement as necessary in order to meet the requirements of any customer or potential customer within the Territory.

                  (h) Customer and Sales Reporting. Distributor shall, at Distributor's own expense and consistent with the sales policies of OBL:(i)place the Products in Distributor's literature as soon as possible; (ii) provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice; (iii) assist OBL in



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assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and (iv) provide OBL on a quarterly basis with a list of customers who have used Products and a list of institutions which have purchased Products, and (4) a summary of the number of Products held by Distributor at the end of such quarter.

                  (i) Audits. OBL reserves the right to authorize a representative of OBL, at OBL's expense, to audit Distributor's records relating to the Products, inventories and sales. Upon prior written notice, Distributor shall provide reasonable access to such records during normal business hours at Distributor's business locations. Distributor shall maintain all such records at Distributor's location for a minimum of two (2) years after termination of this Agreement.

                  (j) Import and Export Requirements. Distributor shall, at Distributor's own expense, obtain and pay for import and export licenses and permits, pay customers charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Distributor. Distributor understands that OBL is subject to regulation by agencies of the United States of America government, including the United States of America Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Distributor warrants that Distributor will comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to Distributor.

                  (k) Assignment of Products Rights. Upon termination of this Agreement for any reason whatsoever, Distributor agrees, to the full extent allowed by law in each jurisdiction of the Territory, to assign, transfer, convey and set over unto OBL, for no additional consideration, all registrations, licenses, permits and other rights relating to sale, distribution and use of the Products in the Territory.

                  (l) Limitation on Distributor's Rights to the Products. Distributor shall have no right to copy, modify or remanufacture any Product or part thereof. Distributor shall not make any changes, alterations, modifications or additions to the Products without prior written approval of OBL.

         7.       ADDITIONAL OBLIGATIONS OF OBL.

                  (a) OBL's Support. OBL shall promptly provide Distributor with OBL's core materials relating to promotion of the Products. Such core materials shall be provided in the English language. OBL shall promptly respond to all reasonable inquiries from Distributor concerning matters pertaining to this Agreement. OBL shall refrain from giving quotations to exporters for Products to be shipped to the Territory. OBL shall inform Distributor of new product developments relating to the Products.


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         8.       TERM AND TERMINATION

               (a) Term. This Agreement shall commence on the date hereof and continue in full force and effect for a fixed term of five (5) years from such date, unless terminated earlier under the provisions of this Section 8. OBL shall also have the right to terminate this Agreement upon written notice to Distributor as provided in Section 6 hereof.

                  (b) Termination for Cause. If either party defaults in the performance of any provision of this Agreement, then the nondefaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during such thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

                  (c) Termination for Insolvency. This Agreement shall terminate, without notice (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or (iii) upon Distributor's dissolution or ceasing to do business.

                  (d) Return of Materials, Records and Intellectual Property. All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature and sales aids of every kind (the "Intellectual Property") shall remain the property of OBL. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all Intellectual Property in Distributor's possession for shipment, as OBL may direct, at OBL's expense. Distributor shall not make, use, dispose of or retain any copies of any Intellectual Property or other confidential items or information which may have been entrusted to Distributor during the term of this Agreement. Effective upon the termination of this Agreement, Distributor shall cease to use all Intellectual Property of OBL. Distributor shall promptly turn over to OBL all customer lists and records relating to Products and OBL is hereby granted and shall have a special property interest therein.

                  (e) Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of OBL or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

                  (f) Post-Termination Use of Materials. After termination of this Agreement, Distributor shall not use any signs, equipment, advertising matter or material which refer to or are related to OBL and from acts and omissions that indicate or suggest a relationship with OBL


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and shall immediately return to OBL all OBL property, promotional material, and proprietary information.

                  (g) Repurchase of Products. Upon any termination of this Agreement, OBL may buy back, in its sole discretion, from Distributor, at landed cost, any and all unsold, unopened OBL products in Distributor's possession that have been purchased from OBL, which are in marketable condition and are of a product designation currently included in the products being offered for sale by OBL. Products no longer being offered for sale by OBL will not be repurchased. Only current products shipped within the most recent twelve (12) month period will be repurchased and will be subject to a restocking charge of twenty five percent (25%) of the invoice price. The aggregate amount to be paid to Distributor under this provision may be offset by OBL against any claims it has against Distributor, including for payment of goods supplied under this Agreement. Notwithstanding anything herein to the contrary, OBL shall have no obligation to repurchase OBL products that exceed in value the aggregate purchase price of all OBL products purchased by Distributor in the six (6) month period preceding the date of termination.

                  (h) Survival of Certain Terms. The provisions of Sections 5, 6(f), 6(i), 6(l), 8, 9, 10, 11, 12 and 13 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

         9.       PROPERTY RIGHTS AND CONFIDENTIALITY

                  (a) Property Rights. Distributor agrees that OBL owns all right, title, and interest in the product lines that include the Products and in all of OBL's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

                  (b) Sale Conveys No Right to Manufacture or Copy. The Products are offered for sale and are sold by OBL subject in every case to the condition that such sales does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with Distributor's customers, as OBL may request, to inform them of and assure compliance with the restrictions contained in this Subsection 9(b).

                  (c) Confidentiality. The Distributor acknowledges that the Products have been developed and obtained by OBL at great expense and contain information and processes proprietary to OBL and that the product and related packaging and literature contain trade secrets of OBL and, in general, constitute proprietary information of OBL. The Distributor agrees not to disclose or divulge to a third party any such information it may receive about the Products. All



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information relating to the Products or designated as confidential by OBL and provided to the Distributor, including but not limited to sales and financial data, customer information, manufacturing processes and specifications for the Products, shall be confidential information and Distributor shall not at any time, whether directly or indirectly, use (other than in the performance of its obligations hereunder) or disclose such information to any third party without the prior written consent of OBL. All such information, know-how and trade secretS shall remain the sole property of OBL. Distributor agrees to obtain from its employees, agents or subdistributors who have access to such information appropriate confidentiality or proprietary rights agreements. The parties agree that the foregoing agreements and restrictions contained in this Subsection 9(c) shall survive termination or expiration of this Agreement and, in the event of the Distributor's breach of any of the foregoing provisions, OBL shall be entitled to equitable and injunctive relief against the Distributor in addition to other remedies available pursuant to this Agreement or applicable law.

         10.      TRADEMARKS AND TRADENAMES

                  (a) Use. During the term of this Agreement, Distributor shall have the right to indicate to the public that Distributor is an authorized distributor of OBL's Products and to advertise within the Territory such Products under the trademarks, marks, and trade names that OBL may adopt from time to time ("OBL's Trademarks"). Distributor shall not alter or remove any OBL's Trademark applied to the Products or packages at the factory or at OBL's distribution facility. Except as set forth in this Section 10, nothing contained in this Agreement shall grant to Distributor any right, title or interest in OBL's Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge OBL's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of OBL.

                  (b) Approval of Representations. All representations of OBL's Trademarks that Distributor intends to use shall first be submitted to OBL for approval, which shall not be unreasonably withheld, of design, color, and other details or shall be exact copies of those used by OBL. If any of OBL's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then OBL's mark shall be presented equally legibly, equally prominently, and of equal or greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

         11.      PATENT, COPYRIGHT. AND TRADEMARK INDEMNITY

                  (a) Indemnification. Distributor agrees that OBL has the right to defend, or at OBL's option to settle, and OBL agrees, at OBL's own expense, to defend or at OBL's option to settle, any claim, suit or proceeding brought against Distributor or Distributor's customers on the issue of infringement of any United States America patent, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth.


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Distributor agrees to promptly notify OBL of any alleged infringement of patents, copyrights or trademarks, and to fully cooperate in any investigation, defense or settlement of such alleged infringement. OBL shall have sole control of any such action or settlement negotiations, and OBL agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or Distributor's customer on such issue in any such suit or proceeding defended by OBL. Distributor agrees that OBL at OBL's sole option shall be relieved of the foregoing obligations unless Distributor or Distributor's customer notifies OBL promptly in writing of such claim, suit or proceeding and gives OBL authority to proceed as contemplated herein, and, at OBL's expense, gives OBL proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. OBL shall not be liable for any costs or expenses incurred without OBL's prior written authorization.

                  (b) Limitation. Notwithstanding the provisions Of Subsection 11 (a) above, OBL assumes no liability for (i) infringements covering completed equipment or any composition, assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by OBL or involving any marking or branding applied at the request of Distributor; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by OBL.

                  (c) Entire Liability. THE FOREGOING PROVISIONS OF THIS SECTION 11 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF OBL AND THE EXCLUSIVE REMEDY
OF DISTRIBUTOR AND DISTRIBUTOR'S CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART THEREOF.

         12. INDEMNIFICATION. OBL and Distributor each agree to indemnify and hold the other party harmless from and against any and all claims made by any person or entity arising out of the processing, marketing, distribution and sale of the Products, where and to the extent such damages have been caused by the fault of such party or its employees or agents. The indemnifying party shall have the right to defend or, at its option, to settle such claims, and if it chooses to exercise such right, it shall have control over any such claim or settlement negotiations. The indemnifying party shall be relieved of the foregoing obligations unless the indemnified party gives prompt notice in writing of any such claim, suit or proceeding and, at the indemnifying party's expense, gives the indemnifying party proper and full information and assistance to settle and/or defend any such claim, suit or proceeding.

         13.      GENERAL PROVISIONS

                  (a) Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Arizona, United States of America, without reference to conflict of laws principles or statutory rules of arbitration. The federal and state courts within the State of Arizona, United States of America, shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Distributor hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within Arizona, (ii) service of process being effected upon Distributor by registered mail sent to the address set forth at the beginning of this Agreement, and (iii) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein Distributor or any of Distributor's assets are present.

                  (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

                  (c) Notices. Any notice required or permitted by this Agreement shall be in writing (in the English language) and shall be sent by telex, telecopier or telegram, by overnight courier, or by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given upon the earlier of receipt by the party to whom notice was sent or three (3) days after deposit in the mail.

                  (d) Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

                  (e) Non-assignability and Binding Effect. A mutually agreed consideration for OBL's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under Distributor's present ownership, and, accordingly, Distributor agrees that Distributor's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of OBL. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                  (f) Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for expenses incurred by such prevailing party, including court costs and reasonable attorneys' fees.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (h) Partial Invalidity. If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

                  (i) Headings. The designation of a title, caption or heading for the sections or subsections of this Agreement is for the purpose of convenience only and are not intended to be used to limit or construe any of the terms of this Agreement.

                  (j) Mutual Representations and Warranties. OBL and Distributor each represent and warrant that this Agreement has been duly authorized and executed and constitutes a binding obligation of it and enforceable against it in accordance with its terms.

                  (k) Exhibits. All exhibits referred to in this Agreement are attached hereto and made a part of this Agreement for all purposes.

                  (l) Controlling Language. This Agreement has been written, and all discussions leading to this Agreement have been conducted, in the English language, which both parties thoroughly understand. Each party represents that it has read and fully understands this Agreement and further agrees that all notices and other correspondence and communications between the parties relating to or pursuant to this Agreement shall be made solely in the English language.

         IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of OBL and Distributor, as applicable.

ORTHOPAEDIC BIOSYSTEMS LTD., INC.          MIZUHO MEDICAL CO., LTD,
("OBL")                                    ("Distributor")

By: /s/ D. Ronald Yagoda                   By: /s/ Tohru Nemoto
    ----------------------------               ----------------------------
Print Name: D. RONALD YAGODA               Print Name: TOHRU NEMOTO

Title: CHAIRMAN & CEO                      Title: PRESIDENT, MIZUHO MEDICAL


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